    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 1999

                                                       REGISTRATION NO. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------


                               BOCA RESORTS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 DELAWARE                               65-0676005
      -------------------------------               -------------------
      (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)


        450 EAST LAS OLAS BOULEVARD,
         FORT LAUDERDALE, FLORIDA                          33301
  ----------------------------------------            ----------------
  (Address of Principal Executive Offices)              (Zip Code)


               SECOND AMENDED AND RESTATED 1996 STOCK OPTION PLAN
          -------------------------------------------------------------
                            (Full Title of the Plan)


                               RICHARD L. HANDLEY
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               BOCA RESORTS, INC.
                           450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301
                         -------------------------------
                     (Name and address of agent for service)


                                 (954) 712-1300
                    ----------------------------------------
          (Telephone number, including area code, of agent for service)

                          -----------------------------

                        COPIES OF ALL COMMUNICATIONS TO:
                             STEPHEN K. RODDENBERRY
                       AKERMAN, SENTERFITT & EIDSON, P.A.

                          SUNTRUST INTERNATIONAL CENTER
                         ONE S.E. 3RD AVENUE, 28TH FLOOR
                            MIAMI, FLORIDA 33131-1704
                                 (305) 374-5600

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                                 PROPOSED
                                                               PROPOSED          MAXIMUM
                                                               MAXIMUM           AGGREGATE           AMOUNT OF
   TITLE OF SECURITIES TO BE           AMOUNT TO BE           PRICE PER          OFFERING          REGISTRATION
           REGISTERED                 REGISTERED (1)            SHARE            PRICE (2)              FEE
--------------------------------- ----------------------- ------------------ ------------------ ----------------------
Class A Common Stock,  par value
$.01 per share                     2,500,000 shares(3)      $ 8.5875(2)         $ 21,468,750          $ 5,667.75
======================================================================================================================

(1) This Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(3) Represents shares issuable upon the exercise of options granted and/or to be granted under the Registrant's Second Amended and Restated 1996 Stock Option Plan. The Second Amended and Restated 1996 Stock Option Plan also authorizes the issuance of 5,000,000 shares upon the exercise of stock options, 2,600,000 shares of which were previously registered on a Registration Statement on Form S-8 (Registration No. 333-22689) and 2,400,000 shares of which were previously registered on a Registration Statement on Form S-8 (Registration No. 333-41341).

                           INCORPORATION BY REFERENCE

         Pursuant to General Instruction E to Form S-8, the contents of Registration Statements filed by Florida Panthers Holdings, Inc. in its capacity as predecessor to Boca Resorts, Inc. (the "Company"), under Registration Nos. 333-22689 and 333-41341, with respect to securities offered or to be offered pursuant to the Company's Second Amended and Restated 1996 Stock Option Plan (the "Plan"), are hereby incorporated by reference herein and the exhibits listed below are annexed hereto.

         EXHIBIT
         NUMBER                             DESCRIPTION
         ------                             -----------

         5.1 Opinion of Akerman, Senterfitt & Eidson, P.A., as to the legality of the securities being offered hereunder

         10.1 Boca Resorts, Inc. Second Amended and Restated 1996 Stock Option Plan

         23.1         Consent of Arthur Andersen LLP

         23.2 Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1)

         24.1 Powers of Attorney -- included as part of the signature page hereto

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Boca Resorts, Inc. (the "Registrant") certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 7th day of December, 1999.

                                         BOCA RESORTS, INC.

                                         By:  /s/ WILLIAM M. PIERCE
                                              ----------------------------------
                                              William M. Pierce
                                              Senior Vice President and
                                              Treasurer and
                                              Chief Financial Officer



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William M. Pierce and Richard L. Handley as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in their capacities on the date indicated.

           SIGNATURE                                   TITLE                         DATE
           ---------                                   -----                         ----
/s/ H. Wayne Huizenga                          Chairman of the Board            December 7, 1999
----------------------------------             (Principal Executive
H. Wayne Huizenga                              Officer)


/s/ Richard C. Rochon                          Vice Chairman and                December 7, 1999
----------------------------------             President
Richard C. Rochon


/s/ William M. Pierce                          Chief Financial Officer,         December 7, 1999
----------------------------------             Treasurer and Senior
William M. Pierce                              Vice President
                                               (Principal Financial
                                               Officer)


/s/ Steven M. Dauria                           Vice President and               December 7, 1999
----------------------------------             Corporate Controller
Steven M. Dauria                               (Principal Accounting
                                               Officer)


/s/ Steven R. Berrard                          Director                         December 7, 1999
----------------------------------
Steven R. Berrard


/s/ Dennis J. Callaghan                        Director                         December 7, 1999
----------------------------------
Dennis J. Callaghan


/s/ Ezzat Coutry                               Director                         December 7, 1999
----------------------------------
Ezzat Coutry


/s/ Michael S. Egan                            Director                         December 7, 1999
----------------------------------
Michael S. Egan


/s/ Harris W. Hudson                           Director                         December 7, 1999
----------------------------------
Harris W. Hudson


/s/ George D. Johnson, Jr.                     Director                         December 7, 1999
----------------------------------
George D. Johnson, Jr.


/s/ Henry Latimer                              Director                         December 7, 1999
----------------------------------
Henry Latimer


                                  EXHIBIT INDEX



         EXHIBIT
         NUMBER                          DESCRIPTION
         ------                          -----------

         5.1 Opinion of Akerman, Senterfitt & Eidson, P.A., as to the legality of the securities being offered hereunder

         10.1 Boca Resorts, Inc. Second Amended and Restated 1996 Stock Option Plan

         23.1         Consent of Arthur Andersen LLP

         23.2 Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1)

         24.1 Powers of Attorney -- included as part of the signature page hereto